UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 1, 2007

ICO GLOBAL COMMUNICATIONS (HOLDINGS)
LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52006	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2007, ICO Global Communications (Holdings) Limited (“Company”) announced the appointment of H. Brian Thompson to its board of directors, effective May 1, 2007.  Mr. Thompson was an Executive Vice President at MCI Communications Corporation from 1981-1990, and served as Chairman and Chief Executive Officer of LCI Communications, Inc., which was merged with Qwest Communications International, Inc. in 1998.  After service as the Vice Chairman of Qwest, Mr. Thompson became Chairman and Chief Executive Officer of Global Tele Systems Group.  Mr. Thompson currently heads up his own private equity firm Universal Telecommunications, Inc., is Executive Chairman and interim CEO of Global Telecom & Technology, Inc., a newly formed global network service provider, and serves as the Chairman of the Board of Comsat International, as well as on the Boards of Directors of Bell Canada International Inc., Axcelis Technologies, Inc., UnitedAuto Group, and Sonus Networks, Inc.  Mr. Thompson also is on the Executive Committee of the Global Information Infrastructure Commission, a multinational organization launched in Brussels in 1995 to chart the role of the private sector in the developing global information and telecommunications infrastructure.  He also serves as a member of the Irish Prime Minister’s Ireland-America Economic Advisory Board.

Upon Mr. Thompson’s election to the Company’s Board of Directors (“Board”), he was appointed to serve as a member of the Audit Committee and the Compensation Committee and to serve as the chairman of the Compensation Committee.

In connection with his appointment to the Board and to serve on the Audit and Compensation Committees thereof, Mr. Thompson was granted options to purchase an aggregate of 200,000 shares of the Company’s Class A common stock.  These options consist of initial service option grants to purchase 100,000, 50,000 and 25,000 shares, for service on the Board, the Audit Committee and the Compensation Committee, respectively, as well an additional 25,000 shares for serving as the Compensation Committee chairman.  Each of these grants was effective May 1, 2007 with an exercise price equal to the closing price of the Company’s Class A common stock on the Nasdaq Global Market on that date.  These options will vest and become exercisable in four, equal annual installments beginning with the date the options were granted, with the result that the option becomes fully vested following four years of service on the Board, the applicable committee, or as committee chairman, as applicable.

A copy of the Company’s press release announcing the election of Mr. Thompson dated May 1, 2007 is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

                (d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Registrant)

	By:	/s/ John L. Flynn
May 2, 2007		John L. Flynn Executive Vice President, General Counsel and Corporate Secretary